Exhibit 99.1

China Jo-Jo Drugstores Opens 4 New Locations in Hangzhou, is on Pace for 33 Total Locations in Hangzhou by July 31, 2010 and Targets 60 Total Locations within Zhejiang Province by March 31, 2011

HANGZHOU, China--(BUSINESS WIRE)--May 4, 2010--China Jo-Jo Drugstores, Inc. (NASDAQ:CJJDD) ("Jo-Jo Drugstores" or the "Company"), which operates a retail pharmacy chain in the People’s Republic of China (the “PRC”), today announced that it has opened 4 additional locations in Hangzhou last month. In addition, the Company is on pace to have 33 retail drugstores in Hangzhou by July 31, 2010, and plans to operate 60 locations within Zhejiang Province by March 31, 2011.

“With our financing completed, we are executing on our expansion plan and anticipate that we will be operating 60 locations within Zhejiang Province by March 31, 2011,” stated Mr. Lei Liu, Chairman and CEO of Jo-Jo Drugstores. "Currently, we are scheduled to be operating 33 locations by July 31, 2010. With our focus on quality brand-name products, consistent product availability, and customer service, we believe that our business model is positioned for success within Zhejiang Province."

Strategically focused in Zhejiang Province and currently operating in Hangzhou, the Company has organically grown from 1 location in 2003 to 29 locations as of April 30, 2010. It plans to open 2 drugstores in May and an additional drugstore in June 2010. The Huafeng location originally anticipated to open by April 30, 2010 has been delayed due to landlord construction issues and is now scheduled to open in July 2010. For the twelve months ended December 31, 2010, the Company generated $50.5 million (unaudited) in gross revenue and $10.4 million (unaudited) in earnings before interest, taxes, depreciation and amortization.

Hangzhou, with a population of over 8 million, is the capital of Zhejiang Province. According to the PRC National Bureau of Statistics, Zhejiang Province, with a population of 47.2 million, was the fourth largest economy amongst all Chinese provinces in 2008. According to the Zhejiang Bureau of Statistics, Zhejiang Province’s GDP increased from RMB 614.1 billion (USD $90 billion) in 2000 to RMB 2.1 trillion (USD $308 billion) in 2008 representing a CAGR of 16.9%.

About China Jo-Jo Drugstores, Inc.

Jo-Jo Drugstores, through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd., operates a retail pharmacy chain in China offering both western and traditional Chinese medicine. The chain currently has 29 stores throughout Hangzhou, the provincial capital of the Zhejiang Province.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CONTACT:
Company Contact:
China Jo-Jo Drugstores, Inc.
Bennet Tchaikovsky, Chief Financial Officer
Tel: 310-622-4515
bennet@jojodrugstores.com
or
Investor Relations:
Capital Group Communications, Inc.
Mr. Kevin Fickle
Tel: 415-332-7200 (English)
Kevin@capitalgc.com